SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2004

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The securities trading policy of International Rectifier Corporation (the “Company”) permits its employees, officers and directors to engage in pre-determined plans for trades on a regular basis over a period of time of specified amounts of Company stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

As permitted by this policy, Chief Financial Officer Michael McGee and Executive Vice President, Operations Walter Lifsey have entered into sales plans for common stock arising from the exercise of a portion of the Company stock options each holds.  Michael McGee will sell up to 84,200 shares and Walter Lifsey up to 149,500 shares, in each case over a period of nine months.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: February 20, 2004	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel